Exhibit 99.1

SHAPEWAYS REPORTS THIRD QUARTER 2023 RESULTS

- Expanded gross margins sequentially from the second quarter -
- Secured several multi-year contracts with enterprise customers in key target industries -

New York, NY, November 14, 2023 – Shapeways Holdings, Inc. (NASDAQ: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the third quarter ended September 30, 2023.

“As we navigate the dynamic landscape of the digital manufacturing industry, Shapeways continues to expand its enterprise and software businesses, while our eCommerce operations remain stable, providing a solid foundation for our growth initiatives,” said Greg Kress, Shapeways’ Chief Executive Officer. “In the third quarter we expanded our gross margin sequentially as we saw a greater contribution from higher margin software sales. Furthermore, we have initiated a number of cost reduction measures to better align with the current environment. We remain encouraged by our growing traction of SaaS contract commitments on our refreshed MFG platform, increased customer acquisition, retention, lifetime value and new initiatives such as MFG Materials which was launched in the second quarter. Through MFG Materials, we believe we are providing a very compelling return to our customers by helping them save on raw material costs."

In addition, our increased customer focus on middle market and enterprise opportunities has translated into several exciting new multi-year customer contracts in our target industries. While we are encouraged with our progress, and have a growing pipeline of orders, the length of the sales cycle to these customers is typically longer. As a result, our ability to recognize about $0.5 million in revenue from three enterprise contracts shifted from the third quarter to the fourth quarter.

We remain dedicated to meeting evolving customer needs and the ongoing shift towards digital manufacturing solutions, and to demonstrating continued leadership in the industry.”

Business Updates
The Company made progress on each of its key initiatives:

Software tools and services continue to scale – Shapeways’ software offering is one of its key growth drivers, and is continuing to make progress. Notable highlights during and subsequent to quarter-end include:
•The Company saw ongoing software growth, with software revenues increasing 39.6% in the quarter, compared to the same period in the prior year, and with $2.2 million of software revenues year to date, leading the Company to believe it is on track to more than double software revenues for full year 2023 from 2022.
•The Company launched several key features to create a more comprehensive software offering, which the Company expects will continue to drive increased customer acquisition, retention, and lifetime value. These include an enhancement to the ordering service and the ability for customers to source discounted materials using the MFG Materials platform.

Enterprise manufacturing growth – Shapeways continues to increase its customer focus towards middle market and enterprise opportunities, and anticipates seeing accelerating benefits from these investments in the coming quarters.
•The Company secured two new long-term agreements in the third quarter with leading automotive and transportation manufacturers for multi-year production programs, which are expected to ramp up to approximately $4 million annualized revenues by the end of next year. This affirms Shapeways’ commitment to and proficiency in partnering with Tier 1 manufacturers to support OEM volume production.
•The Company continues to increase its share of wallet with existing customers on multi-year revenue projects and saw revenues for the first nine months of this year from its top 250 customers grow 18% compared to the same period last year.

Exhibit 99.1

Cost Alignment Initiatives and Strategic Alternatives – While the Company remains encouraged by its momentum, in light of the elongated sales cycle and near term macroeconomic uncertainty, Shapeways management initiated a number of cost reduction measures in the quarter. These included a reduction in force completed in October 2023, a reduction of new hires, and reduction in non-critical capital and discretionary operating expenditures. In addition, the Company has been working with advisors in considering the strategic alternatives available to the Company. Potential strategic alternatives may include, without limitation, a merger, a business combination, a sale of a material portion of the Company’s assets, a capital raise or other strategic transaction. The Company has not made a decision to pursue or not pursue any particular strategic alternative, and there can be no assurance that this process will result in any transaction.

Financial Highlights

Three Months Ended September 30, 2023

•Revenue was $8.4 million for each of the three months ended September 30, 2023 and 2022
•Gross profit was $3.4 million compared to $3.7 million for the same period in 2022
•Gross margin was 41% compared to 44% for the same period in 2022
•Net loss was $19.2 million compared to $4.6 million for the same period in 2022
•Adjusted EBITDA was $(5.0) million compared to $(4.6) million for the same period in 2022

Nine Months Ended September 30, 2023

•Revenue was $25.0 million compared to $24.5 million for the same period in 2022
•Gross profit was $10.1 million compared to $10.7 million for the same period in 2022
•Gross margin was 41% compared to 44% for the same period in 2022
•Net loss was $33.4 million compared to $13.3 million for the same period in 2022
•Adjusted EBITDA was $(17.4) million compared to $(13.7) million for the same period in 2022

Outlook

For the fourth quarter of 2023, the Company anticipates revenue to be in the range of $9.3 million to $10.0 million.

Throughout the remainder of 2023 and into 2024, the Company will maintain a strong emphasis on achieving profitability and managing cash burn as it expands its digital manufacturing platform by leveraging the investments made in 2022.

Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Tuesday, November 14, 2023, at 5:00 P.M. ET. To participate in the call, please dial 1-877-322-9565 or 1-412-542-4177 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.

If you cannot participate in the live event, a replay will be available until 11:59 p.m. ET, Tuesday, November 21, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 10183885.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 12 additive manufacturing technologies and approximately 120 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 24 million parts to 1 million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Exhibit 99.1

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Exhibit 99.1

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, outlook, prospects, expectations regarding revenue, customer uptake of new offerings, ability and anticipated timeline to achieve profitability, objectives of management and ability to implement additional cost-reduction measures or consummate capital raises or strategic alternatives are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary or recessionary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net loss excluding interest expense, net of interest income, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, change in fair value of warrant liabilities, change in fair value of earnout liabilities, acquisition costs, restructuring costs, impairment costs, write-offs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on

Exhibit 99.1

its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$17,517	$30,630
Restricted cash	139	139
Short-term investments	—	9,816
Accounts receivable	3,832	1,606
Inventory	1,998	1,307
Prepaid expenses and other current assets	3,225	6,255
Current assets held for sale	1,857	—
Total current assets	28,568	49,753
Property and equipment, net	5,988	15,627
Operating lease, right-of-use assets, net	1,948	2,365
Goodwill	6,286	6,286
Intangible assets, net	4,379	5,398
Security deposits	99	99
Total assets	$47,268	$79,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,657	$2,354
Accrued expenses and other liabilities	3,598	5,950
Current portion of long-term debt	55	—
Operating lease liabilities, current	872	719
Finance lease liability, current	62	—
Other financing obligations, current	40	—
Deferred revenue	1,838	972
Total current liabilities	8,122	9,995
Operating lease liabilities, net of current portion	1,176	1,715
Deferred tax liabilities, net	83	27
Finance lease liability, noncurrent	261	—
Other financing obligations	426	—
Long-term debt	441	—
Total liabilities	10,509	11,737
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of September 30, 2023 and December 31, 2022)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 6,547,873 and 6,180,646 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)(1)	1	5
Additional paid-in capital	203,732	201,362
Accumulated deficit	(166,409)	(133,032)
Accumulated other comprehensive loss	(565)	(544)
Total stockholders’ equity	36,759	67,791
Total liabilities and stockholders’ equity	$47,268	$79,528
(1) Retroactively adjusted shares issued and outstanding to give effect to the Company's 1-for-8 reverse stock split.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$8,371	$8,449	$25,010	$24,452
Cost of revenue	4,926	4,758	14,872	13,710
Gross profit	3,445	3,691	10,138	10,742
Operating expenses
Selling, general and administrative	10,964	7,605	27,526	20,516
Research and development	2,257	2,572	7,261	6,992
Impairment on assets held for sale	9,680	—	9,680	—
Total operating expenses	22,901	10,177	44,467	27,508
Loss from operations	(19,456)	(6,486)	(34,329)	(16,766)
Other income (expense)
Interest income	247	21	913	23
Interest expense	(35)	(7)	(87)	(7)
Loss on disposal of assets	—	—	(85)	—
Change in fair value of earnout liability	—	1,784	—	1,784
Change in fair value of warrant liabilities	—	31	—	1,558
Other income	70	110	268	149
Total other income (expense), net	282	1,939	1,009	3,507
Loss before income tax expense	(19,174)	(4,547)	(33,320)	(13,259)
Income tax expense	19	3	57	2
Net loss	(19,193)	(4,550)	(33,377)	(13,261)
Net loss per share:
Basic(1)	$(2.75)	$(0.68)	$(4.89)	$(2.00)
Diluted(1)	$(2.75)	$(0.68)	$(4.89)	$(2.00)
Weighted average common shares outstanding:
Basic(1)	6,968,534	6,648,195	6,824,520	6,623,168
Diluted(1)	6,968,534	6,648,195	6,824,520	6,623,168
Other comprehensive income (loss)
Foreign currency translation adjustment	(65)	(125)	(21)	(351)
Comprehensive loss	$(19,258)	$(4,675)	$(33,398)	$(13,612)

(1) Retroactively adjusted shares issued and outstanding, and per share information to give effect to the Company's 1-for-8 reverse stock split.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(33,377)	$(13,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,467	1,032
Loss from impairment on assets held for sale	9,680	—
Write-off of prepaid services	3,196	—
Write-off of intangible assets	481	—
Loss on disposal of assets	85	—
Stock-based compensation expense	1,884	1,519
Non-cash lease expense	749	687
Deferred income taxes	56	—
Interest receivable on short-term investments	(611)	—
Change in fair value of earnout liability	—	(1,784)
Change in fair value of warrant liabilities	—	(1,558)
Change in operating assets and liabilities:
Accounts receivable	(2,226)	710
Inventory	(662)	(152)
Prepaid expenses and other assets	(89)	(1,335)
Accounts payable	(425)	(396)
Accrued expenses and other liabilities	(1,794)	713
Operating lease liabilities	(721)	(732)
Deferred revenue	866	(458)
Net cash used in operating activities	(21,441)	(15,015)
Cash flows from investing activities:
Purchases of property and equipment	(2,796)	(9,043)
Purchase of short-term investments	(9,769)	—
Proceeds from settlement of short-term investments	20,000	—
Cash paid for acquisitions, net of cash acquired	—	(8,861)
Net cash provided by (used in) investing activities	7,435	(17,904)
Cash flows from financing activities:
Proceeds received from other finance obligations	993	—
Principal payments on finance leases	(45)	—
Payments on other finance obligations	(17)	—
Payments of taxes on restricted stock units withheld for employee taxes	(169)	—
Proceeds from issuance of common stock	118	289
Net cash provided by financing activities	880	289
Net change in cash and cash equivalents and restricted cash	(13,126)	(32,630)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	13	(112)
Cash and cash equivalents and restricted cash at beginning of period	30,769	79,819
Cash and cash equivalents and restricted cash at end of period	$17,656	$47,077
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$87	$—
Purchase of property and equipment included in accounts payable	$39	$—
Issuance of common stock upon settlement of earnout consideration liability	$537	$—

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Nine Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2023	2022	2023	2022
Net loss	$(19,193)	$(4,550)	$(33,377)	$(13,261)
Interest expense, net	(212)	(14)	(826)	(16)
Depreciation and amortization	495	473	1,467	1,032
Stock-based compensation expense	603	1,207	1,884	1,519
Impairment on assets held for sale	9,680	—	9,680	—
Write-offs of prepaid services	3,196	—	3,196	—
Write-offs of intangible assets	481	—	481	—
Change in fair value of earnout liability	—	(1,784)	—	(1,784)
Change in fair value of warrant liabilities	—	(31)	—	(1,558)
Income tax expense	19	3	57	2
Acquisition costs	—	—	—	373
Restructuring costs	16	190	303	190
Other	(57)	(109)	(217)	(148)
Adjusted EBITDA	$(4,972)	$(4,615)	$(17,352)	$(13,651)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(UNAUDITED)
(in thousands)

	Three Months Ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Revenue	$8,449	$8,705	$8,199	$8,440	$8,371
% YoY Growth	9%	5%	8%	—%	(1)%

Gross Profit	$3,691	$3,556	$3,282	$3,411	$3,445
Gross Margin	44%	41%	40%	40%	41%

Adjusted EBITDA	$(4,615)	$(5,826)	$(6,336)	$(6,044)	$(4,972)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended
(Dollars in thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Net loss	$(4,550)	$(6,960)	$(7,403)	$(6,781)	$(19,193)
Interest expense, net	(14)	(126)	(298)	(316)	(212)
Depreciation and amortization	473	759	442	530	495
Stock-based compensation expense	1,207	636	805	476	603
Impairment on assets held for sale	—	—	—	—	9,680
Write-offs of prepaid services	—	—	—	—	3,196
Write-offs of intangible assets	—	—	—	—	481
Change in fair value of earnout liability	(1,784)	(40)	—	—	—
Change in fair value of warrant liabilities	(31)	(26)	—	—	—
Income tax expense	3	29	18	20	19
Acquisition costs	—	—	—	—	—
Restructuring costs	190	8	212	75	16
Other	(109)	(106)	(112)	(48)	(57)
Adjusted EBITDA	$(4,615)	$(5,826)	$(6,336)	$(6,044)	$(4,972)